Draft

BYE-LAWS

OF

[NEWCO]

[●] 2015

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Forfeiture of Shares
7.	Share Certificates
8.	Fractional Shares

REGISTRATION OF SHARES

9.	Register of Members
10.	Registered Holder Absolute Owner
11.	Transfer of Registered Shares
12.	Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital
14.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

15.	Dividends
16.	Power to Set Aside Profits
17.	Method of Payment
18.	Capitalisation

MEETINGS OF MEMBERS

19.	Annual General Meetings
20.	Special General Meetings
21.	Requisitioned General Meetings, Nominations of Directors and Other Business
22.	Notice
23.	Giving Notice and Access
24.	Postponement or Cancellation of General Meeting
25.	Electronic Participation and Security in Meetings
26.	Quorum at General Meetings
27.	Chairman to Preside at General Meetings
28.	Voting on Resolutions
29.	Power to Demand a Vote on a Poll
30.	Adjustment of Voting Power
31.	Other Adjustments of Voting Power
32.	Notice of Adjustment to Voting Power
33.	Board Determination Binding
34.	Requirement to Provide Information and Notice
35.	Voting by Joint Holders of Shares
36.	Instrument of Proxy
37.	Representation of Corporate Member
38.	Adjournment of General Meeting
39.	Written Resolutions
40.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

41.	Election of Directors
42.	Number of Directors
43.	Classes of Directors
44.	Term of Office of Directors
45.	Removal of Directors
46.	Vacancy in the Office of Director
47.	Remuneration of Directors
48.	Defect in Appointment
49.	Directors to Manage Business
50.	Powers of the Board of Directors
51.	Register of Directors and Officers
52.	Appointment of Officers
53.	Appointment of Secretary
54.	Duties of Officers
55.	Remuneration of Officers
56.	Conflicts of Interest
57.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

58.	Board Meetings
59.	Notice of Board Meetings
60.	Electronic Participation in Meetings
61.	Quorum at Board Meetings
62.	Board to Continue in the Event of Vacancy
63.	Chairman to Preside
64.	Written Resolutions
65.	Validity of Prior Acts of the Board

CORPORATE RECORDS

66.	Minutes
67.	Place Where Corporate Records Kept
68.	Form and Use of Seal

ACCOUNTS

69.	Records of Account
70.	Financial Year End

AUDITS

71.	Annual Audit
72.	Appointment of Auditor
73.	Remuneration of Auditor
74.	Duties of Auditor
75.	Access to Records
76.	Financial Statements and the Auditor’s Report
77.	Vacancy in the Office of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

78.	Winding-Up

CHANGES TO CONSTITUTION

79.	Changes to Bye-laws
80.	Changes to the Memorandum of Association
81.	Discontinuance

CERTAIN SUBSIDIARIES

82.	Certain Subsidiaries

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INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Affiliate
with respect to any person, means any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by the reason of an investment in the Company. For the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

Attribution Percentage	with respect to a Member, the percentage of the Member's shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Member;

Auditor	includes an individual, company or partnership;

Board
the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Chairman	means the chairman of the Board;

Closing	shall have the meaning set forth in the Agreement and Plan of Amalgamation dated 25 January, 2015 between PartnerRe Ltd. and AXIS Capital Holdings Limited;

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Code	the United States Internal Revenue Code of 1986, as amended;

Company	the company for which these Bye-laws are approved and confirmed;

Controlled Entity
an entity which directly or indirectly controls, is controlled by or is under the common control with such other entity. For the purposes of this definition, the term “control” and its corollaries means the direct or indirect ownership of more than 50% of the equity interests or voting interests in such entity;

Controlled Shares	all shares of the Company directly, indirectly or constructively owned by a person as determined pursuant to section 958 of the Code and the Treasury Regulations promulgated thereunder;

Designated Subsidiary	has the meaning specified in Bye-law 82.1;

Director	a director of the Company which may not be a corporation;

Exchange Act	has the meaning specified in Bye-law 21.2(iii);

Fair Market Value	with respect to a repurchase of any shares of any class or series of the Company in accordance with Bye-law 3:

(i)             if shares of such class or series are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if shares of such class or series are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of such shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if shares of such class or series are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws, or

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(ii) if no such closing sales prices or quotations are available because shares of such class or series are not publicly traded or otherwise, the fair value of such shares as determined by one independent internationally recognized investment banking firm chosen in good faith by the Board, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (x) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (y) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

indirect	when referring to a holder or owner of shares, ownership of shares within the meaning of section 958(a)(2) of the Code;

IRS	has the meaning specified in Bye-law 34.4;

Member
the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Non-U.S. Person	any person that is not a U.S. Person;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

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Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Repurchase Notice	has the meaning specified in Bye-law 3.5;

Repurchase Price	has the meaning specified in Bye-law 3.4;

Repurchase Securities	has the meaning specified in Bye-law 3.3;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary
the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Securities	has the meaning specified in Bye-law 3.3;

Subsidiary
with respect to any person, means a company, more than 50% (or, in the case of a wholly owned Subsidiary, 100%) of the outstanding voting shares of which are owned, directly or indirectly, by such person or by one or more other Subsidiaries thereof, or any such person and one or more other Subsidiaries thereof;

Tentative 9.5% U.S. Member	a U.S. Person that, but for adjustments to the voting rights of shares pursuant to Bye-laws 30 and 31, would be a 9.5% U.S. Member;

Tentative 9.5% Non-U.S. Member
a Non-U.S. Person whose shares in the Company owned directly or indirectly through one or more Controlled Entities that, but for adjustments to the voting rights of shares pursuant to Bye-laws 30 and 31, would be a  9.5% Non-U.S. Member;

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Third-Party Compensation Arrangement	has the meaning specified in Bye-law 21.2(iii);

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

Trigger Event Notice	has the meaning specified in Bye-law 3.4;

United States	the United States of America and any territory and political subdivision thereof;

U.S. Person	a “United States person” as defined in section 7701(a)(30) of the Code as modified by section 957(c) of the Code;

9.5% U.S. Member
a U.S. Person whose Controlled Shares constitute nine point five percent or more of the voting power of all shares of the Company and who generally would be required to recognise income with respect to the Company under section 951(a)(1) of the Code if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were nine point five percent; and

9.5% Non-U.S. Member
a Non-U.S. Person whose shares in the Company owned directly or indirectly through one or more Controlled Entities constitute nine point five percent or more of the voting power of all shares of the Company.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

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(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	"may" shall be construed as permissive; and

(ii)	"shall" shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3
In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1
Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2
Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

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3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

3.3
Subject to the Act, if the Board in its absolute discretion determines, from time to time and at any time, that ownership of shares or any securities of the Company convertible into or exercisable or exchangeable therefor (collectively, “Securities”) by any Member, may result in any adverse tax, regulatory or legal consequence to the Company, any of its subsidiaries or any Member or its Affiliates, then the Board may, in its absolute discretion, determine the extent to which it is necessary or advisable to require the sale by such Member of such Securities in order to avoid or cure such violation or adverse consequences (the securities subject to such determination the “Repurchase Securities”).  If the Board has determined it is necessary or advisable to require the sale by such Member(s) of such Repurchase Securities, it may provide written notice to the affected Member(s) setting forth the amount and nature of the Repurchase Securities and the identity of the affected Member(s) holding such Repurchase Securities (a “Trigger Event Notice”).  The Company will have the option, but not the obligation, to elect to purchase all or part of the Repurchase Securities.  If the Company does not elect to exercise this right in full, then it may assign its purchase right in respect of such unpurchased Repurchase Securities to a third party or parties, including one or more of the other Members.

3.4
If any of the Company  or the Company’s assignee(s), as the case may be, exercises the right to purchase Repurchase Securities pursuant to Bye-law 3.3, such purchase will be for immediately available funds in an amount equal to, except as expressly provided otherwise herein, the lower of (x) the price (as determined in the sole and absolute discretion of the Board) at which such Repurchase Securities were acquired by such Member or (y) the Fair Market Value of the Repurchase Securities on the Business Day immediately prior to the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided that, if exercising this option, the Board will use reasonable efforts to exercise this option equally among similarly situated Members (to the extent reasonably practicable under the circumstances).  Each Member will be bound by the determination by the Company to purchase (or assign its right to purchase) the Repurchase Securities, and, if so required by the Company, shall sell (whether to the Company or its assignee(s), as the case may be) the number and types of Repurchase Securities that the Company requires it to sell as set forth in a valid Repurchase Notice.

3.5
In the event that any of the Company or its assignee(s) determines to purchase any Repurchase Securities pursuant to an assessment under Bye-law 3.3, the Company will provide the holder(s) of the Repurchase Securities to be purchased with written notice of such determination (each, a “Repurchase Notice”), in each case, at least 15 days prior to such purchase or such shorter period as the holder(s) of the Repurchase Securities to be purchased may authorise, specifying the Repurchase Securities to be purchased, the date on which the Repurchase Securities are to be purchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before the closing of the purchase and sale of such Repurchase Securities. Except as expressly provided herein, none of the Company or its assignee(s) will be obligated to give general notice to the Members of any intention to purchase or the conclusion of any purchase of Repurchase Securities, except as otherwise required by law.  The closing of any such purchase of Repurchase Securities will be no less than fifteen days after receipt of the Repurchase Notice by the Member, unless such Member agrees to a shorter period, and no more than 60 days after the receipt of the Repurchase Notice by the Member, and payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer or certified cheque.

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3.6
Notwithstanding the foregoing, a Member receiving a Repurchase Notice will have five Business Days to give notice to the Board of such Member’s objection to the sale contemplated by the Repurchase Notice.  The Board will then timely determine, in its absolute discretion, the extent, if at all, to which the number of such Member’s Repurchase Securities to be sold pursuant to the Repurchase Notice should be reduced and all of the Members will be bound by such determination.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the authorised share capital of the Company is divided into: (i) common shares (the “Common Shares”) and (ii) preference shares (the “Preference Shares”).

4.2	The holders of Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)
in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.3
The Board is authorised to provide for the issuance of any Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares).  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

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(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)
the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)
whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)
whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

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(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.4
Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.5
At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.6
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1
The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

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5.2
Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

6.	Forfeiture of Shares

6.1
If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
[Name of Company] (the "Company")

You have failed to pay the call of [amount of call] made on the [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [date], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

DATED this [date]

[Signature of Secretary] By Order of the Board

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6.2
If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.  Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3
A Member whose share or shares have been so forfeited shall cease to be a Member in respect of the forfeited share or shares but shall, notwithstanding such forfeiture, remain liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4
The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1
Subject to Bye-law 7.4, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

7.3
If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.4	Notwithstanding any provisions of these Bye-laws:

(a)
the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

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(b)
unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2
The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

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11.	Transfer of Registered Shares

11.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
[        ] (the "Company")

FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

11.2
Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.3
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

11.4
The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

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11.5
The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up.  The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6
The Board may decline to approve or register or permit the registration of any transfer of shares if the Board in its sole discretion determines that any adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company or any direct or indirect holder of shares or its Affiliates would result from such transfer.

11.7	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.8
Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.	Transmission of Registered Shares

12.1
In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

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Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
[Name of Company] (the "Company")

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.3
On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

12.4
Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

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ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

13.1
The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1
The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.  No unpaid dividend shall bear interest as against the Company.

15.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

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15.4
The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.	Method of Payment

17.1
Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

17.2
In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

17.4
Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for six (6) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect thereof.

17.5
The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address.  The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

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18.	Capitalisation

18.1
The Board may capitalise any amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

18.2
The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	Annual General Meetings

Subject to an election made by the Company in accordance with the Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each year at such time and place as the Chairman or the Board shall appoint.

20.	Special General Meetings

The Chairman or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary provided that if the Board determines, based on the advice of counsel, that any special general meeting must take place outside the United States, then any such special general meeting of the Company purported to be convened and held in the United States shall be void, and any business conducted at any such purported meeting shall be of no force or effect.

21.	Requisitioned General Meetings, Nominations of Directors and Other Business

21.1
The Board shall, on the requisition of Members in compliance with section 74 of the Act (or any successor provision thereto), forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

21.2	Annual General Meetings:

(i)
Subject to the Act, nominations of persons for election to the Board or the proposal of other business to be transacted by the Members at an annual general meeting may be made only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof or (C) as may be provided in the certificate of designation for any class or series of Preferred Shares or (D) by any Member who is a Member of record at the time of giving of notice provided for in paragraph (ii) of this Bye-law 21.2 and at the time of the annual general meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Bye-law 21.2, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

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(ii)
For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (D) of paragraph (i) of this Bye-law 21.2, the Member must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for Member action.  To be timely, a Member’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Company as set forth in the Company’s filings with the U.S. Securities and Exchange Commission not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the day on which public announcement of the date of the annual general meeting was first made by the Company.  In no event shall the adjournment or postponement of any annual general meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(iii)
A Member’s notice to the Secretary shall set forth (A) as to each person whom the Member proposes to nominate for election or re-election as a Director:  (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”)) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a Director (a “Third-Party Compensation Arrangement”), (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bye laws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

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(1)	the name and address of such Member (as they appear on the Register of Members) and any such beneficial owner;

(2)	for each class or series, the number of shares of the Company that are held of record or are beneficially owned by such Member and by any such beneficial owner;

(3)
a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective Affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4)
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities;

(5)
a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(6)
a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s issued and outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination;

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(7)
any other information relating to such Member, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(8)	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for Member action.

If requested by the Company, the information required under Bye-law 21.2(iii)(C)(2), (3) and (4) of the preceding sentence of this Bye-law 21.2 shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the general meeting to disclose such information as of the record date.

21.3	Special General Meetings:

The proposal of any business to be transacted by the Members at a special general meeting may be made only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof (C) as may be provided in the certificate of designation for any class or series of Preferred Shares or (D) only in the case of a special general meeting requisitioned by  any Member in compliance with section 74 of the Act (or any successor provision thereto), by the requisitioning Member at the giving of advance notice required by the Act.  A Member’s proposal to transact any business at any requisitioned special general meeting shall comply with the notice requirements of Bye-law 21.2(ii).

21.4	General provisions relating to this Bye-law 21:

(i)
To be eligible to be a nominee for election as a Director, the proposed nominee must provide to the Secretary in accordance with the applicable time periods prescribed for delivery of notice under Bye-law 21.2(ii): (1) a completed D&O questionnaire (in the form provided by the Secretary at the request of the nominating Member) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director, (2) a written representation that, unless previously disclosed to the Company, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a Director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a Director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Company, the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a Director, such nominee would be in compliance and will continue to comply with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time.

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(ii)
No person shall be eligible to be nominated by a Member to serve as a Director unless nominated in accordance with the procedures set forth in this Bye-law 21.  Subject to the Act, no business proposed by a Member shall be conducted at a general meeting except in accordance with this Bye-law 21.

(iii)
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws or that business was not properly brought before the meeting, and if such chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.  Notwithstanding the foregoing provisions of this Bye-law 21, unless otherwise required by law, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum.  For purposes of this Bye-law 21, to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(iv)
Without limiting the foregoing provisions of this Bye-law 21, a Member shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bye-law 21; provided, however, that any references in these Bye-laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law 21, and compliance with Bye-laws 21.2(i)(C) and 21.3 shall be the exclusive means for a Member to make nominations or submit other business (other than in addition to any rights of Members under the Act in respect of the proposal of other business or as provided in Bye-law 21.4(v)).

(v)
Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 21 shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 under the Exchange Act, and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for a general meeting.

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22.	Notice

22.1
At least 21 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

22.2
At least 21 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice and Access

23.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

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(b)
by sending it by post to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)
by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)
by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)
by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

23.2
Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3
In proving service under paragraphs 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.	Postponement or Cancellation of General Meeting

The Board may, and on the instruction of the Chairman, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting.  Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye-laws.

25.	Electronic Participation and Security in Meetings

25.1
Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

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25.2
The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.	Quorum at General Meetings

26.1
At any general meeting two or more persons present at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business (including for the purposes of Section 106(4A) of the Act or any successor provision thereto).

26.2
If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

27.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of votes of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman of the meeting at all general meetings at which such person is present.  In his absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Voting on Resolutions

28.1
Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting (including for the purposes of Section 106(4A) of the Act or any successor provision thereto) shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

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28.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

28.3
At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4
In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5
At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

28.6
At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Power to Demand a Vote on a Poll

29.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)
any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)
any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

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29.2
Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall (subject to any adjustments to or elimination of voting power of any shares pursuant to the Bye-laws 30 and 31) have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3
A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4
Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct.  At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

30.	Adjustment of Voting Power

30.1
Notwithstanding Bye-laws 28 and 29, the voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Member or, in the discretion of the Board, no 9.5% Non-U.S Member. The Board shall implement the foregoing in the manner provided herein, provided, that the foregoing provision and the remainder of this Bye-law 30 shall not apply in the event that one Member owns greater than seventy-five percent of the voting power of the issued shares of the Company determined without applying the voting power adjustments or eliminations under this Bye-law 30 and Bye-law 31.

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30.2
The Board shall from time to time, including, without limitation, prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, including, without limitation, those specified in Bye-law 34, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Member or, in the discretion of the Board, a Tentative 9.5% Non-U.S. Member.

30.3
In the event that a Tentative 9.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Member will constitute less than nine point five per cent of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided, that, in the event of a tie of Attribution Percentages, the reduction shall apply pro rata to such Members based on the voting power of the shares held by each such Member. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% U.S. Member or, unless the Board determines otherwise, no 9.5% Non-U.S. Member. The votes described in the preceding sentence shall be apportioned to all such Members in proportion to their voting power at that time. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Member or, unless the Board determines otherwise, a 9.5% Non-U.S. Member. The Board may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate (a) to avoid the existence of any 9.5% U.S. Member or, unless the Board determines otherwise, a 9.5% Non-U.S. Member, or (b) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company or any direct or indirect holder of shares; provided, that the Board will use reasonable efforts to afford equal treatment to similarly situated Members to the extent possible under the circumstances. For the avoidance of doubt, in applying the provisions of this Bye-law 30 and Bye-law 31, a share may carry a fraction of a vote.

30.4
In the event that a Tentative 9.5% Non-U.S. Member exists, the Board in its discretion, may apply procedures similar to Bye-law 30.3 to reduce the voting power of shares held by a Member and treated as shares owned directly or indirectly through a Controlled Entity with respect to such Tentative 9.5% Non-U.S. Member.

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31.	Other Adjustments of Voting Power

In addition to the provisions of Bye-law 30, any shares shall not carry any right to vote to the extent that the Board determines in its sole discretion that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares, provided, that no adjustment pursuant to this Bye-law shall cause any person to become a 9.5% U.S. Member or, unless the Board determines otherwise, a 9.5% Non-U.S. Member; and provided, further, that the Board will use reasonable efforts to afford equal treatment to similarly situated Members to the extent possible under the circumstances.

32.	Notice of Adjustment to Voting Power

In the event that Bye-law 30 applies to reduce the voting power of the Controlled Shares of any Tentative 9.5% U.S. Member or the Board otherwise adjusts the voting power of any shares pursuant to Bye-law 30 or 31, the Board shall promptly notify each Member in writing of the voting power conferred by its shares as determined in accordance with Bye-laws 30 and 31 after the analysis with respect to any adjustment is completed. Prior to the meeting at which Members shall vote on any matter the Board may, in its sole discretion, (a) retain the services of an internationally recognised accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 30 and 31 and (b) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 30 and 31. For the avoidance of doubt, any failure of the Board to take any of the actions described in this Bye-law 32 shall not invalidate any votes cast or the proceedings at the meeting.

33.	Board Determination Binding

Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-laws 30 and 31 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

34.	Requirement to Provide Information and Notice

34.1
The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of implementing Bye-laws 30 and 31. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its sole discretion that such holder's shares shall carry no voting rights or reduced voting rights until otherwise determined by the Board.

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34.2
Any direct or indirect holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the direct or indirect holder of Controlled Shares of nine point five per cent or more of the voting power of all issued shares of the Company (without giving effect to voting power adjustments or eliminations under Bye-laws 30 and 31).

34.3
Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 34.1 or from such Member’s failure to give notice under Bye-law 34.2.

34.4
Any information provided by any Member to the Company pursuant to this Bye-law 34 or for purposes of making the analysis required by Bye-laws 30 and 31, shall be deemed "confidential information" and shall be used by the Company solely for the purposes contemplated by such Bye-law (except as may be required otherwise by applicable law or regulation). The Company shall hold such confidential information in strict confidence and shall not disclose any confidential information that it receives without the consent of the Member, except (a) to the U.S. Internal Revenue Service (“IRS”) if and to the extent the confidential information is required by the IRS, (b) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-law or (c) as otherwise required by applicable law or regulation or upon consent.

34.5
For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of all Members after application of Bye-laws 30 or 31. At the written request of a Member, the confidential information of such Member shall be destroyed or returned to such Member after the later to occur of (a) such Member no longer being a Member or (b) the last day of the seventh year after the year during which the confidential information was obtained by the Company, provided, that the Board may determine that such confidential information should instead be retained for a longer period in order to avoid adverse tax, legal or regulatory consequences to the Company, any of its subsidiaries or any direct or indirect holder of shares.

34.6
Without limiting any protection otherwise provided in these Bye-Laws, neither the Company nor the Board will be liable to the Company, its Members or any other person whatsoever with respect to any determinations made by it in implementing Bye-Law 30 or 31 so long as it has acted in good faith.

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35.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

36.	Instrument of Proxy

36.1	A Member may appoint a proxy by

(a)	an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy
[Name of Company] (the "Company")

I/We, [insert names here] , being a Member of the Company with [number]  shares, HEREBY APPOINT [name] of [address] or failing him, [name]  of [address]  to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date]  and at any adjournment thereof.  [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.

36.2
The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

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36.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

36.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

36.5
Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all general meetings of the Company; (iii) such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force.

37.	Representation of Corporate Member

37.1
A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

37.2
Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

38.	Adjournment of General Meeting

38.1
The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

38.2	The chairman of a general meeting may adjourn a meeting to another time and place without the consent or direction of the Members if it appears to him that:

(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

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(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

38.3
Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

39.	Written Resolutions

39.1
Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by or on behalf of all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

39.2	A resolution in writing may be signed in any number of counterparts.

39.3
A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

39.4	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

39.5	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

39.6
For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

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40.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

41.	Election of Directors

41.1
Only persons who are proposed or nominated in accordance with this Bye-law and Bye-law 21 shall be eligible for election as Directors.  Any Member or the Board may propose any person for election as a Director.  Where any person, other than a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, such proposal or nomination must be given to the Company in accordance with Bye-law 21.  At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 21 that pertains to the nominee.

41.2
In an uncontested election of Directors, any person validly proposed for re-election or election as a Director shall be elected by the affirmative votes of a majority of the votes cast; provided, however, in a contested election, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors. For the purposes of this Bye-law 41.2 (i) an uncontested election is an election in which the number of nominees for Director is not greater than the number of Directors to be elected and (ii) a contested election is an election in which the number of nominees for Director is greater than the number of Directors to be elected.

41.3	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

42.	Number of Directors

Subject to the rights of the holders of any class or series of Preferred Shares then issued and outstanding, as may be set forth in the certificate of designation for such class or series of Preferred Shares, the Board shall consist of such number of Directors being not less than five Directors and not more than eighteen Directors as the Board may from time to time determine, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

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43.	Classes of Directors

The Directors shall be divided into three classes designated Class I, Class II and Class III.  Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

44.	Term of Office of Directors

Each Director shall serve for a term ending on the date of the third annual general meeting next following the annual general meeting at which such Director was elected, PROVIDED, that Directors initially designated as Class III Directors shall serve for an initial term ending on the date of the first annual general meeting next following the effectiveness of their designation as Class III Directors, Directors initially designated as Class II Directors shall serve for an initial term ending on the date of the second annual general meeting next following the effectiveness of their designation as Class II Directors and Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting next following the effectiveness of their designation as Class I Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.  A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 46.

45.	Removal of Directors

45.1
Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

45.2
If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed.  In the absence of such election or appointment, the Board may fill the vacancy.

45.3
For the purposes of this Bye-law, “cause” shall mean wilful misconduct, fraud, gross negligence, embezzlement or a conviction for a criminal offence involving either dishonesty or engaging in conduct which brings the Director or the Company into disrepute or which results in material financial detriment to the Company.

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46.	Vacancy in the Office of Director

46.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

46.2
The Members in general meeting or the Board (provided a quorum of Directors remains in office) shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

47.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

48.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

49.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

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50.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)
exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)
appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)
appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)
by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)
delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may only consist of Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

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(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)
authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

51.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

52.	Appointment of Officers

52.1	The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

52.2
At the date of adoption of these Bye-laws Jean-Paul Montupet is the Chairman and Albert Benchimol is the president and Chief Executive Officer of the Company. Neither may be removed from their respective offices prior to the third anniversary of the Closing unless removed by a resolution of the Board including the affirmative vote of 75% of the Directors then in office excluding the vote of any Director who is an officer (other than the office of Director of the Company) or employee of the Company or who is directly or indirectly interested in the proposed resolution.

53.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

54.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

55.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

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56.	Conflicts of Interest

56.1
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties.  Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

56.2	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

56.3	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

57.	Indemnification and Exculpation of Directors and Officers

57.1
The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

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57.2
The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

57.3
The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

57.4
To the extent permitted by Bermuda law, any repeal, alteration or amendment of Bye-Laws 57.1 to 57.3 (inclusive), or adoption of any provision inconsistent therewith or any modification shall not adversely affect any rights to indemnification or to the advancement of expenses thereunder existing at the time of such repeal, alteration, amendment, adoption or modification with respect to any events, acts or omissions occurring immediately prior to such repeal, alteration, amendment, adoption or modification (regardless of when any proceeding, or part thereof, relating to such event, act or omission arises or is first threatened, commenced or completed).

MEETINGS OF THE BOARD OF DIRECTORS

58.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

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59.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.  Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

60.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, however, that in the sole discretion of Directors participating in any meeting of the Board (for the avoidance of doubt, including any such meeting of any committee appointed by the Board) from Bermuda, a Director participating in such meeting from a jurisdiction outside Bermuda may be prohibited from voting or taking certain other actions at any such meeting if, because of such Director’s location in a jurisdiction outside Bermuda, such Director’s vote or actions might result in any adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any Member or its Affiliates.

61.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

62.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

63.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present.  In his absence a chairman of the meeting shall be appointed or elected by the Directors present at the meeting.

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64.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

65.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

66.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

67.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

68.	Form and Use of Seal

68.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

68.2
A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

68.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

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ACCOUNTS

69.	Records of Account

69.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

69.2
Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

69.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

70.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

71.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

72.	Appointment of Auditor

72.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

72.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

73.	Remuneration of Auditor

73.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

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73.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

74.	Duties of Auditor

74.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

74.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

75.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

76.	Financial Statements and the Auditor’s Report

76.1	Subject to the following Bye-law, the financial statements and/or the auditor’s report as required by the Act shall

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws.

76.2
If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

77.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

[NEWCO]

VOLUNTARY WINDING-UP AND DISSOLUTION

78.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

79.	Changes to Bye-laws

79.1
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

79.2
Bye-law 52.2 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-law, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 75% of the Directors then in office excluding the vote of any Director who is an officer (other than the office of Director of the Company) or employee of the Company or who is directly or indirectly interested in the proposed resolution and by a resolution of the Members.

80.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

81.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

[NEWCO]

CERTAIN SUBSIDIARIES

82.	Certain Subsidiaries

82.1
The Board may in its sole discretion designate any Subsidiary of the Company that is not (i) a corporation or other entity taxable as a corporation for United States federal income tax purposes organized under the laws of the United States or any state therein or (ii) a pass through entity or disregarded entity for United States federal income tax purposes (unless such pass through or disregarded entity owns, directly or indirectly, any Subsidiary organized under the laws of a jurisdiction outside the United States that is treated as a corporation for United States federal income tax purposes) as being subject to the provisions of this Bye-law 82 (any such Subsidiary that is so designated, a “Designated Subsidiary”).

82.2
Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any Designated Subsidiary during any period in which the voting rights of any shares of the Company are adjusted pursuant to Bye-laws 30 and 31, the Directors shall refer the subject matter of the vote (other than the appointment, removal and remuneration of auditors, the approval of financial statements and reports thereon and the remuneration of the directors) to the Members on a poll (subject to Bye-laws 30 and 31) and seek instruction from the Members for the Company’s corporate representative or proxy to vote either in favour of or against the resolution proposed by such Designated Subsidiary.  The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in such Designated Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by such Designated Subsidiary.

82.3
The Company may enter into agreements with each Designated Subsidiary to effectuate or implement this Bye-law and shall take such other actions as are necessary to effectuate or implement this Bye-law.